Registration No. 333-

As filed with the Securities and Exchange Commission on January 16, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LaPorte Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Federal	26-1231235
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

710 Indiana Avenue

LaPorte, IN 46350

(219) 362-7511

(Address of Principal Executive Offices)

Savings Plan for

Employees of The

LaPorte Savings Bank

(Full Title of the Plan)

Lee A. Brady

710 Indiana Avenue

LaPorte, IN 46350

(219) 362-7511

(Name and Address of Agent for Service)

Lee A. Brady	Kip Weissman, Esquire
LaPorte Bancorp, Inc.	Luse Gorman Pomerenk & Schick, P.C.
710 Indiana Avenue	5335 Wisconsin Avenue, N.W., Suite 400
LaPorte, IN 46350	Washington, D.C. 20015
(219) 362-7511	(202) 274-2000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
401(k) Participation Interests	(1)	—	—	(2)

(1)	Represents an indeterminate number of interests in the Savings Plan for Employees of the LaPorte Savings Bank.
(2)	Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

This Registration Statement relates to the registration of an indeterminate number of participation interests in the Savings Plan for Employees of the LaPorte Savings Bank (the “Plan”). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1).

Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428. Such documents and this information incorporated by reference pursuant to Item 3 of part II of this registration statement, taken together, constitute a prospectus for the registration statement.

PART II.

Item 3. Incorporation of Documents by Reference

The following documents previously or concurrently filed by LaPorte Bancorp, Inc. (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

a) The Company’s Prospectus containing audited financial statements of the Company for the years ended December 31, 2006, 2005 and 2004 (Commission File No. 333-143526) filed with the Commission on August 27, 2007 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007 (Commission File No. 333-143526) and September 30, 2007 (Commission File No. 001-33733), filed with the Commission on September 14, 2007 and November 14, 2007, respectively;

c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the quarterly period covered by the Quarterly Report on Form 10-Q referred to in (b) above; and

d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A (Commission File No. 001-33733) filed by the Company with the Commission under the Securities Act on December 9, 2007, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Lee A. Brady, President and Chief Executive Officer, LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, IN 46350, telephone number (219) 362-7511.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

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Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Provisions in the Company’s bylaws provide for indemnification of the Registrant’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS). Section 545.121 of the OTS regulations are described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations, which would apply to the Registrant as a federal corporation as follows:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

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(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto
4	Form of Common Stock Certificate.	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Exhibit 5

10	Savings Plan for Employees of the LaPorte Savings Bank.	Exhibit 10

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of Crowe Chizek and Company LLC.	Exhibit 23.2

24	Power of Attorney.	Contained on Signature Page

99	Prospectus Supplement.	*

*	Incorporated by reference to the Registration Statement on Form S-1 (Commission File No. 333-143526), originally filed by the Company under the Securities Act of 1933 with the Commission on June 5, 2007, and all amendments or reports filed for the purpose of updating such description.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

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4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of LaPorte, State of Indiana on January 16, 2008.

LAPORTE BANCORP, INC.

By:	/s/ Lee A. Brady
Lee A. Brady
President, Chief Executive Officer and Chairman of the Board
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of LaPorte Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Lee A. Brady and Michele M. Thompson and each of them as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Lee A. Brady or Michele M. Thompson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Lee A. Brady or Michele M. Thompson shall do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee A. Brady Lee A. Brady	President, Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2008

/s/ Michele M. Thompson Michele M. Thompson	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 16, 2008

/s/ Joan M. Ulrich Joan M. Ulrich	Chairman of the Board	January 16, 2008

/s/ Paul G. Fenker Paul G. Fenker	Vice Chairman of the Board	January 16, 2008

/s/ Mark A. Krentz Mark A. Krentz	Director	January 16, 2008

/s/ Ralph F. Howes Ralph F. Howes	Director	January 16, 2008

/s/ Jerry L. Mayes Jerry L. Mayes	Director	January 16, 2008

/s/ Thomas D. Sallwasser Thomas D. Sallwasser	Director	January 16, 2008

/s/ Dale A. Parkison Dale A. Parkison	Director	January 16, 2008

/s/ L. Charles Luckman, III L. Charles Luckman, III	Director	January 16, 2008

THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaPorte, State of Indiana, on January 16, 2008.

SAVINGS PLAN FOR EMPLOYEES OF
THE LAPORTE SAVINGS BANK

By:	/s/ Lee A. Brady
Lee A. Brady
President, Chief Executive Officer and Director
(Duly authorized representative)

EXHIBIT INDEX

Exhibit Number	Description
4	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-143526), originally filed by the Company under the Securities Act of 1933 with the Commission on June 5, 2007, and all amendments or reports filed for the purpose of updating such description).

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.

10	Savings Plan For Employees of The LaPorte Savings Bank.

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2	Consent of Crowe Chizek and Company LLC.

24	Power of Attorney (contained in the signature page to this Registration Statement).

99	Prospectus Supplement (Incorporated by reference to the Prospectus Supplement (Commission File No. 333-143526) filed by the Company under the Securities Act of 1933 with the Commission on June 5, 2007).